Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS

THIRD QUARTER 2020 RESULTS

•	Record net income of $16.2 million and diluted earnings per share of $0.79, representing 34.2% net income growth and 38.6% diluted earnings per share growth from the third quarter of 2019

•	Net charge-offs to average loans of 0.03% (annualized) for the third quarter 2020

•	Deposits increased 4.6%, or 18.4% annualized, over the second quarter 2020

•	Declared quarterly dividend of $0.10 per share of common stock

HOUSTON, October 29, 2020 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported net income of $16.2 million and diluted earnings per share of $0.79 for the third quarter 2020 compared to net income of $12.0 million and diluted earnings per share of $0.57 for the third quarter 2019.  Net income for the nine months ended September 30, 2020 was $29.6 million, or $1.44 per diluted share, compared to $39.0 million, or $1.81 per diluted share, for the nine months ended September 30, 2019.  The three months ended September 30, 2020 results were primarily due to increased net interest income partially offset by write-downs of other real estate of $1.9 million. The nine months ended September 30, 2020 results were primarily impacted by the increased provision for loan losses in response to COVID-19-related uncertainties in the current economic environment partially offset by increased net interest income.

“Given the continuing economic slowdown and uncertainties due to the pandemic, we are very pleased with our level of loan and deposit production and core earnings that contributed to a record level of net income for the third quarter.  Our team continues to work diligently to support our customers and the communities we serve.  The experience we have with our long established customer relationships and disciplined underwriting are key strengths that guide and serve us well during this extended period of recovery,” said Steve Retzloff, Allegiance’s Chief Executive Officer.  “We further extended our customer outreach during the third quarter as we assessed current conditions and related risks and as we determined appropriate grading of our portfolio and related assessments. These one-on-one discussions and status updates, as well as working with those who requested payment deferrals, give us confidence in the overall quality of our loan portfolio,” commented Retzloff.

“We believe our strong liquidity, solid capital and focus on expense management, as well as the tradition of community banking, experience and continued commitment of the entire Allegiance team, will help ensure that our core business is solid and resilient. We remain focused on achieving our goals as we strategically position Allegiance to provide long-term value to our shareholders, and continue to be a source of strength for our customers, employees and community as we all navigate toward a more normalized economic environment,” concluded Retzloff.

Third Quarter 2020 Results

Net interest income before the provision for loan losses in the third quarter 2020 increased $7.1 million, or 15.8%, to $51.9 million from $44.8 million for the third quarter 2019 and increased $1.1 million, or 2.1%, from $50.8 million in the second quarter 2020.  These increases were primarily due to changes in the volume and relative mix of the underlying assets and liabilities, the impact of PPP loans as well as lower costs on interest-bearing liabilities.  The net interest margin on a tax equivalent basis decreased 21 basis points to 3.95% for the third quarter 2020 from 4.16% for the third quarter 2019 and decreased 15 basis points from 4.10% for the second quarter 2020. Excluding the impact of acquisition accounting adjustments, adjusted net interest margin on a tax equivalent basis was 3.91% for the third quarter 2020 compared to 3.97% for the third quarter 2019 and 4.05% for the second quarter 2020. Adjusted net interest margin is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Noninterest income for the third quarter 2020 was $1.9 million, a decrease of $1.0 million, or 36.0%, compared to $2.9 million for the third quarter 2019 and an increase of $288 thousand, or 18.4%, compared to $1.6 million for the second quarter 2020.  Third quarter 2020 noninterest income reflected lower transactional fee income and significantly lower correspondent bank rebates.

Noninterest expense for the third quarter 2020 increased $2.6 million, or 8.5%, to $32.6 million from $30.0 million for the third quarter 2019 and increased $2.8 million, or 9.4%, compared to the second quarter 2020. Noninterest expense for the third quarter 2020 included $1.9 million of other real estate write-downs.

In the third quarter 2020, Allegiance’s efficiency ratio was 60.58% compared to 56.92% for the second quarter 2020 and 62.88% for the third quarter 2019.  Third quarter 2020 annualized returns on average assets, average equity and average tangible equity were 1.09%, 8.59% and 12.72%, respectively, compared to 0.71%, 5.51% and 8.32%, respectively, for the second quarter 2020.  Annualized returns on average assets, average equity and average tangible equity for the third quarter 2019 were 0.98%, 6.73% and 10.33%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Nine Months Ended September 30, 2020 Results

Net interest income before provision for loan losses for the nine months ended September 30, 2020 increased $12.8 million, or 9.5%, to $147.8 million from $135.0 million for the nine months ended September 30, 2019 primarily due to a $654.4 million, or 15.4%, increase in average interest-earning assets over the prior year, the impact of PPP loans as well as lower costs related to interest-bearing liabilities. The net interest margin on a tax equivalent basis decreased 21 basis points to 4.06% for the nine months ended September 30, 2020 from 4.27% for the nine months ended September 30, 2019. Excluding the impact of acquisition accounting adjustments, the adjusted net interest margin for the nine months ended September 30, 2020 was 3.99%, compared to 4.02% for the nine months ended September 30, 2019. Adjusted net interest margin is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Noninterest income for the nine months ended September 30, 2020 was $6.1 million, a decrease of $3.9 million, or 38.8%, compared to $10.0 million for the nine months ended September 30, 2019 due primarily to significantly lower correspondent bank rebates and losses on the sales of other real estate owned of $258 thousand. Additionally, noninterest income for the first nine months of 2020 included $287 thousand of gains on the sale of securities compared to $846 thousand for the first nine months of 2019.

Noninterest expense for the nine months ended September 30, 2020 increased $3.5 million, or 3.9%, to $94.7 million from $91.2 million for the nine months ended September 30, 2019.  The increase in noninterest expense during the nine months ended September 30, 2020 was primarily due to $4.1 million of other real estate write-downs partially offset by having no merger-related expenses incurred compared to $1.3 million during the first nine months of 2019.

Allegiance’s efficiency ratio decreased from 63.25% for the nine months ended September 30, 2019 to 61.67% for the nine months ended September 30, 2020. For the nine months ended September 30, 2020, returns on average assets, average equity and average tangible equity were 0.72%, 5.43% and 8.16%, respectively, compared to 1.09%, 7.36% and 11.35%, respectively, for the nine months ended September 30, 2019. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Financial Condition

Total assets at September 30, 2020 increased $130.9 million, or 9.0% (annualized), to $5.97 billion compared to $5.84 billion at June 30, 2020 and increased $1.06 billion, or 21.6%, compared to $4.91 billion at September 30, 2019, primarily due to the origination of PPP loans and growth in the securities portfolio.

Total loans at September 30, 2020 increased $8.7 million, or 0.8% (annualized), to $4.59 billion compared to $4.58 billion at June 30, 2020 and increased $706.4 million, or 18.2%, compared to $3.89 billion at September 30, 2019, primarily due to the origination of $710.2 million of PPP loans. Core loans, which exclude the mortgage warehouse portfolio and PPP loans, decreased $5.8 million, or 0.6% (annualized), to $3.88 billion at September 30, 2020 from $3.89 billion at June 30, 2020 and increased $32.7 million, or 0.8%, from $3.85 billion at September 30, 2019.

Deposits at September 30, 2020 increased $216.7 million, or 18.4% (annualized), to $4.92 billion compared to $4.70 billion at June 30, 2020 and increased $1.02 billion, or 26.2%, compared to $3.90 billion at September 30, 2019.

Asset Quality

Nonperforming assets totaled $46.8 million, or 0.78% of total assets, at September 30, 2020, compared to $45.1 million, or 0.77% of total assets, at June 30, 2020, and $42.9 million, or 0.88% of total assets, at September 30, 2019. The allowance for loan losses was 1.06% of total loans at September 30, 2020, 1.04% of total loans at June 30, 2020 and 0.77% of total loans at September 30, 2019. Accounting Standards Update (ASU) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (CECL), became effective for the Company on January 1, 2020. On March 27, 2020, the CARES Act included an option for entities to delay the implementation of CECL until the earlier of the termination date of the national emergency declaration by the President or December 31, 2020. Due to the uncertainty on the economy from COVID-19, the Company chose to delay its implementation of CECL and recorded its provision for loan losses under the incurred loss model that existed prior to CECL.

The provision for loan losses for the third quarter 2020 was $1.3 million, or 0.12% (annualized) of average loans, compared to $10.7 million, or 0.97% (annualized) of average loans, for the second quarter 2020 and $2.6 million, or 0.27% (annualized) of average loans for the third quarter 2019 primarily due to economic risks and uncertainties related to the COVID-19 pandemic. The Company’s increased provision for loan losses of $18.0 million during the nine months ended 2020 compared to the same period in 2019 reflects the uncertainty surrounding unemployment, the economic impact caused by COVID-19 and the economic effects related to the sustained lower crude oil prices.

Third quarter 2020 net charge-offs were $291 thousand, or 0.03% (annualized) of average loans, a decrease from net charge-offs of $538 thousand, or 0.05% (annualized) of average loans, for the second quarter 2020 and $729 thousand, or 0.07% (annualized) of average loans, for the third quarter 2019. Net charge-offs for the nine months ended September 30, 2020 were $3.7 million, or 0.12% (annualized) of average loans, compared to net charge-offs for the nine months ended September 30, 2019 of $1.5 million, or 0.05% (annualized) of average loans.

The Company believes the largest risks within its loan portfolio are in the hotel, restaurant and bar, and oil and gas portfolios. Loan balances in the hotel industry, excluding PPP loans, totaled $133.8 million, or 2.9% of total loans, at September 30, 2020, of which $7.1 million were on nonaccrual. At September 30, 2020, restaurant and bar industry loans, excluding PPP loans, totaled $117.1 million, or 2.6%, of total loans, of which $683 thousand were on nonaccrual. At September 30, 2020, the Company’s allowance for loan losses allocated to its hotel portfolio was 4.0% of total hotel loans and its restaurant and bar portfolio was 1.2% of total restaurant and bar loans. The oil and gas portfolio, excluding PPP loans, totaled $74.0 million, or 1.6%, of total loans at September 30, 2020, of which $592 thousand were on nonaccrual. At September 30, 2020, the allowance for loan losses allocated to the oil and gas loan portfolio was 2.0% of total oil and gas loans.

During the nine months ended September 30, 2020, the Company granted 2,007 initial principal and interest deferrals on outstanding loan balances of $1.15 billion at September 30, 2020 with associated accrued interest of $16.1 million to borrowers in connection with the COVID-19 relief provided by the CARES Act. Of the initial deferrals, 242 loans with outstanding loan balances of $219.6 million had been granted additional deferrals upon request and after meeting certain conditions with associated accrued interest of $3.4 million as of September 30, 2020.  These deferrals were generally no more than 90 days in duration. As of September 30, 2020, 286 loans with outstanding loan balances of $237.0 million remained on deferral.

Dividend

On October 22, 2020, the Board of Directors of Allegiance declared a cash dividend of $0.10 per share to be paid on December 15, 2020 to all shareholders of record as of November 30, 2020. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 11 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, October 29, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its third quarter 2020 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 1188487.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of September 30, 2020, Allegiance was a $5.97 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of September 30, 2020, Allegiance Bank operated 28 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 27 bank offices in the Houston metropolitan area and one bank office location in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the securities laws that are derived utilizing assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s expected future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. Additionally, the impact of the COVID-19 pandemic is rapidly evolving and its future effects on Allegiance are difficult to predict. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Because of these uncertainties, readers should not place undue reliance on any forward-looking statement. Allegiance disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2020			2019
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$327,416	$237,585	$156,700	$213,347	$246,312
Interest-bearing deposits at other financial institutions	19,732	28,815	18,189	132,901	54,307
Total cash and cash equivalents	347,148	266,400	174,889	346,248	300,619
Available for sale securities, at fair value	663,301	618,751	508,250	372,545	353,000
Loans held for investment	4,592,362	4,583,656	3,955,546	3,915,310	3,886,004
Less: allowance for loan losses	(48,698)	(47,642)	(37,511)	(29,438)	(29,808)
Loans, net	4,543,664	4,536,014	3,918,035	3,885,872	3,856,196
Accrued interest receivable	36,996	32,795	17,203	15,468	15,201
Premises and equipment, net	69,887	67,229	66,798	66,790	67,175
Other real estate owned	8,876	11,847	12,617	8,337	8,333
Federal Home Loan Bank stock	9,716	14,844	12,798	6,242	14,138
Bank owned life insurance	27,542	27,398	27,255	27,104	26,947
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	18,907	19,896	20,886	21,876	23,053
Other assets	18,072	18,065	20,056	18,530	17,536
Total assets	$5,967,751	$5,836,881	$5,002,429	$4,992,654	$4,905,840
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$1,772,700	$1,754,128	$1,217,532	$1,252,232	$1,227,839
Interest-bearing
Demand	409,137	375,353	341,524	367,278	340,754
Money market and savings	1,483,370	1,270,437	1,110,631	1,258,008	1,114,233
Certificates and other time	1,252,159	1,300,793	1,283,887	1,190,583	1,214,659
Total interest-bearing deposits	3,144,666	2,946,583	2,736,042	2,815,869	2,669,646
Total deposits	4,917,366	4,700,711	3,953,574	4,068,101	3,897,485
Accrued interest payable	3,082	3,293	3,821	4,326	4,915
Borrowed funds	155,512	255,509	190,506	75,503	159,501
Subordinated debt	108,191	108,061	107,930	107,799	107,771
Other liabilities	30,547	33,164	40,005	27,060	29,860
Total liabilities	5,214,698	5,100,738	4,295,836	4,282,789	4,199,532
SHAREHOLDERS’ EQUITY:
Common stock	20,445	20,431	20,355	20,524	20,737
Capital surplus	516,151	515,045	513,894	521,066	529,688
Retained earnings	186,866	172,723	164,858	163,375	149,389
Accumulated other comprehensive income	29,591	27,944	7,486	4,900	6,494
Total shareholders’ equity	753,053	736,143	706,593	709,865	706,308
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,967,751	$5,836,881	$5,002,429	$4,992,654	$4,905,840

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2020			2019		2020	2019
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$56,418	$56,421	$54,624	$55,368	$55,790	$167,463	$165,995
Securities:
Taxable	2,095	1,842	2,087	2,066	2,090	6,024	4,909
Tax-exempt	2,280	2,169	546	469	483	4,995	2,465
Deposits in other financial institutions	18	20	195	244	302	233	1,391
Total interest income	60,811	60,452	57,452	58,147	58,665	178,715	174,760

INTEREST EXPENSE:
Demand, money market and savings deposits	1,657	1,729	4,364	5,091	4,975	7,750	13,216
Certificates and other time deposits	5,239	5,845	6,084	6,483	6,909	17,168	20,173
Borrowed funds	558	562	506	547	1,183	1,626	4,128
Subordinated debt	1,448	1,469	1,473	1,500	761	4,390	2,232
Total interest expense	8,902	9,605	12,427	13,621	13,828	30,934	39,749
NET INTEREST INCOME	51,909	50,847	45,025	44,526	44,837	147,781	135,011
Provision for loan losses	1,347	10,669	10,990	933	2,597	23,006	5,006
Net interest income after provision for loan losses	50,562	40,178	34,035	43,593	42,240	124,775	130,005

NONINTEREST INCOME:
Nonsufficient funds fees	75	60	169	189	168	304	469
Service charges on deposit accounts	325	343	457	403	379	1,125	1,069
Gain on sale of securities	—	93	194	613	—	287	846
Gain (loss) on sales of other real estate and repossessed assets	117	(306)	(69)	(45)	—	(258)	71
Bank owned life insurance	144	143	151	157	153	438	467
Rebate from correspondent bank	98	89	493	900	900	680	2,680
Other	1,091	1,140	1,330	1,183	1,289	3,561	4,421
Total noninterest income	1,850	1,562	2,725	3,400	2,889	6,137	10,023

NONINTEREST EXPENSE:
Salaries and employee benefits	20,034	19,334	19,781	18,273	20,221	59,149	59,320
Net occupancy and equipment	2,057	1,926	1,907	1,994	1,973	5,890	6,139
Depreciation	946	885	866	861	822	2,697	2,331
Data processing and software amortization	2,125	1,934	1,826	2,120	2,058	5,885	5,390
Professional fees	756	800	573	540	667	2,129	1,793
Regulatory assessments and FDIC insurance	875	609	632	216	(41)	2,116	1,489
Core deposit intangibles amortization	989	990	990	1,177	1,178	2,969	3,534
Communications	355	390	417	486	455	1,162	1,353
Advertising	327	370	521	597	449	1,218	1,770
Other real estate expense	2,017	114	2,649	164	137	4,780	450
Acquisition and merger-related expenses	—	—	—	—	—	—	1,326
Other	2,084	2,427	2,239	3,003	2,090	6,750	6,309
Total noninterest expense	32,565	29,779	32,401	29,431	30,009	94,745	91,204
INCOME BEFORE INCOME TAXES	19,847	11,961	4,359	17,562	15,120	36,167	48,824
Provision for income taxes	3,677	2,054	843	3,576	3,073	6,574	9,851
NET INCOME	$16,170	$9,907	$3,516	$13,986	$12,047	$29,593	$38,973

EARNINGS PER SHARE
Basic	$0.79	$0.49	$0.17	$0.68	$0.57	$1.45	$1.83
Diluted	$0.79	$0.48	$0.17	$0.67	$0.57	$1.44	$1.81

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2020			2019		2020	2019
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$16,170	$9,907	$3,516	$13,986	$12,047	$29,593	$38,973

Earnings per share, basic	$0.79	$0.49	$0.17	$0.68	$0.57	$1.45	$1.83
Earnings per share, diluted	$0.79	$0.48	$0.17	$0.67	$0.57	$1.44	$1.81

Return on average assets(A)	1.09%	0.71%	0.29%	1.13%	0.98%	0.72%	1.09%
Return on average equity(A)	8.59%	5.51%	1.98%	7.81%	6.73%	5.43%	7.36%
Return on average tangible equity(A)(B)	12.72%	8.32%	3.02%	11.96%	10.33%	8.16%	11.35%
Net interest margin (tax equivalent)(C)	3.95%	4.10%	4.15%	4.11%	4.16%	4.06%	4.27%
Adjusted net interest margin (tax equivalent)(B)	3.91%	4.05%	4.04%	3.94%	3.97%	3.99%	4.02%
Efficiency ratio(D)	60.58%	56.92%	68.13%	62.20%	62.88%	61.67%	63.25%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	12.62%	12.61%	14.12%	14.22%	14.40%	12.62%	14.40%
Tangible equity to tangible assets(B)	8.92%	8.81%	9.71%	9.78%	9.86%	8.92%	9.86%
Estimated common equity tier 1 capital	11.73%	11.36%	11.15%	11.42%	11.28%	11.73%	11.28%
Estimated tier 1 risk-based capital	11.96%	11.60%	11.38%	11.66%	11.51%	11.96%	11.51%
Estimated total risk-based capital	15.56%	15.17%	14.72%	14.83%	14.70%	15.56%	14.70%
Estimated tier 1 leverage capital	8.70%	8.83%	9.89%	10.02%	10.06%	8.70%	10.06%
Allegiance Bank
Estimated common equity tier 1 capital	13.25%	12.84%	12.58%	12.67%	12.28%	13.25%	12.28%
Estimated tier 1 risk-based capital	13.25%	12.84%	12.58%	12.67%	12.28%	13.25%	12.28%
Estimated total risk-based capital	15.41%	14.97%	14.48%	14.39%	14.01%	15.41%	14.01%
Estimated tier 1 leverage capital	9.64%	9.77%	10.94%	10.89%	10.73%	9.64%	10.73%

Other Data
Weighted average shares:
Basic	20,439	20,414	20,411	20,652	20,981	20,421	21,321
Diluted	20,532	20,514	20,690	20,930	21,256	20,551	21,591
Period end shares outstanding	20,445	20,431	20,355	20,524	20,737	20,445	20,737
Book value per share	$36.83	$36.03	$34.71	$34.59	$34.06	$36.83	$34.06
Tangible book value per share(B)	$24.97	$24.11	$22.70	$22.62	$22.16	$24.97	$22.16
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,594,333	$56,418	4.89%	$4,425,036	$56,421	5.13%	$3,870,205	$55,790	5.72%
Securities	667,008	4,375	2.61%	594,205	4,011	2.71%	359,392	2,573	2.84%
Deposits in other financial institutions and other	20,176	18	0.35%	18,173	20	0.44%	55,070	302	2.17%
Total interest-earning assets	5,281,517	$60,811	4.58%	5,037,414	$60,452	4.83%	4,284,667	$58,665	5.43%
Allowance for loan losses	(47,593)			(41,334)			(28,593)
Noninterest-earning assets	679,750			637,608			600,004
Total assets	$5,913,674			$5,633,688			$4,856,078

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$394,612	$392	0.40%	$353,252	$421	0.48%	$332,652	$943	1.13%
Money market and savings deposits	1,409,969	1,265	0.36%	1,169,225	1,308	0.45%	1,099,937	4,032	1.45%
Certificates and other time deposits	1,291,536	5,239	1.61%	1,302,743	5,845	1.80%	1,269,886	6,909	2.16%
Borrowed funds	171,804	558	1.29%	320,332	562	0.71%	158,358	1,183	2.96%
Subordinated debt	108,130	1,448	5.33%	107,998	1,469	5.47%	51,607	761	5.85%
Total interest-bearing liabilities	3,376,051	$8,902	1.05%	3,253,550	$9,605	1.19%	2,912,440	$13,828	1.88%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,752,404			1,624,641			1,198,564
Other liabilities	36,572			32,393			35,030
Total liabilities	5,165,027			4,910,584			4,146,034
Shareholders' equity	748,647			723,104			710,044
Total liabilities and shareholders' equity	$5,913,674			$5,633,688			$4,856,078

Net interest rate spread			3.53%			3.64%			3.55%

Net interest income and margin		$51,909	3.91%		$50,847	4.06%		$44,837	4.15%

Net interest income and net interest margin (tax equivalent)		$52,446	3.95%		$51,342	4.10%		$44,924	4.16%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Nine Months Ended September 30,
	2020			2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,318,564	$167,463	5.18%	$3,812,827	$165,995	5.82%
Securities	550,405	11,019	2.67%	352,074	7,374	2.80%
Deposits in other financial institutions	29,652	233	1.05%	79,309	1,391	2.34%
Total interest-earning assets	4,898,621	$178,715	4.87%	4,244,210	$174,760	5.51%
Allowance for loan losses	(39,245)			(27,500)
Noninterest-earning assets	639,606			581,932
Total assets	$5,498,982			$4,798,642

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$370,485	$1,659	0.60%	$340,310	$3,058	1.20%
Money market and savings deposits	1,249,832	6,091	0.65%	992,349	10,158	1.37%
Certificates and other time deposits	1,262,674	17,168	1.82%	1,301,478	20,173	2.07%
Borrowed funds	210,902	1,626	1.03%	198,839	4,128	2.78%
Subordinated debt	107,998	4,390	5.43%	49,849	2,232	5.99%
Total interest-bearing liabilities	3,201,891	$30,934	1.29%	2,882,825	$39,749	1.84%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,535,107			1,179,914
Other liabilities	33,482			28,270
Total liabilities	4,770,480			4,091,009
Shareholders' equity	728,502			707,633
Total liabilities and shareholders' equity	$5,498,982			$4,798,642

Net interest rate spread			3.58%			3.67%

Net interest income and margin		$147,781	4.03%		$135,011	4.25%

Net interest income and net interest margin (tax equivalent)		$148,939	4.06%		$135,413	4.27%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2020			2019
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$650,634	$651,430	$702,267	$689,360	$675,055
Mortgage warehouse	—	—	1,051	8,304	36,594
Paycheck Protection Program (PPP)	710,234	695,772	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	1,971,228	1,956,116	1,951,080	1,873,782	1,859,721
Commercial real estate construction and land development	376,877	386,865	378,987	410,471	386,723
1-4 family residential (including home equity)	716,565	703,513	704,212	698,957	695,520
Residential construction	148,056	171,656	177,025	192,515	189,608
Consumer and other	18,768	18,304	40,924	41,921	42,783
Total loans	$4,592,362	$4,583,656	$3,955,546	$3,915,310	$3,886,004

Asset Quality:
Nonaccrual loans	$37,928	$33,223	$21,621	$28,371	$34,615
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	37,928	33,223	21,621	28,371	34,615
Other real estate	8,876	11,847	12,617	8,337	8,333
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$46,804	$45,070	$34,238	$36,708	$42,948

Net charge-offs	$291	$538	$2,917	$1,303	$729

Nonaccrual loans:
Commercial and industrial	$13,171	$12,578	$8,669	$8,388	$8,033
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	15,849	16,127	7,024	6,741	15,356
Commercial real estate construction and land development	3,085	53	1,958	9,050	9,050
1-4 family residential (including home equity)	4,263	3,434	2,845	3,294	1,992
Residential construction	876	898	982	746	—
Consumer and other	684	133	143	152	184
Total nonaccrual loans	$37,928	$33,223	$21,621	$28,371	$34,615

Asset Quality Ratios:
Nonperforming assets to total assets	0.78%	0.77%	0.68%	0.74%	0.88%
Nonperforming loans to total loans	0.83%	0.72%	0.55%	0.72%	0.89%
Allowance for loan losses to nonperforming loans	128.40%	143.40%	173.49%	103.76%	86.11%
Allowance for loan losses to total loans	1.06%	1.04%	0.95%	0.75%	0.77%
Net charge-offs to average loans (annualized)	0.03%	0.05%	0.30%	0.13%	0.07%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity, the ratio of tangible equity to tangible assets and adjusted net interest margin on a tax equivalent basis for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2020			2019		2020	2019
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$753,053	$736,143	$706,593	$709,865	$706,308	$753,053	$706,308
Less: Goodwill and core deposit intangibles, net	242,549	243,538	244,528	245,518	246,695	242,549	246,695
Tangible shareholders’ equity	$510,504	$492,605	$462,065	$464,347	$459,613	$510,504	$459,613

Shares outstanding at end of period	20,445	20,431	20,355	20,524	20,737	20,445	20,737

Tangible book value per share	$24.97	$24.11	$22.70	$22.62	$22.16	$24.97	$22.16

Net income	$16,170	$9,907	$3,516	$13,986	$12,047	$29,593	$38,973

Average shareholders' equity	$748,647	$723,104	$713,535	$710,155	$710,044	$728,502	$707,633
Less: Average goodwill and core deposit intangibles, net	243,015	244,010	245,007	246,154	247,404	244,007	248,427
Average tangible shareholders’ equity	$505,632	$479,094	$468,528	$464,001	$462,640	$484,495	$459,206

Return on average tangible equity	12.72%	8.32%	3.02%	11.96%	10.33%	8.16%	11.35%

Total assets	$5,967,751	$5,836,881	$5,002,429	$4,992,654	$4,905,840	$5,967,751	$4,905,840
Less: Goodwill and core deposit intangibles, net	242,549	243,538	244,528	245,518	246,695	242,549	246,695
Tangible assets	$5,725,202	$5,593,343	$4,757,901	$4,747,136	$4,659,145	$5,725,202	$4,659,145

Tangible equity to tangible assets	8.92%	8.81%	9.71%	9.78%	9.86%	8.92%	9.86%

Net interest income (tax equivalent)	$52,446	$51,342	$45,152	$44,623	$44,924	$148,939	$135,413
Less: Acquisition accounting adjustments	(598)	(665)	(1,259)	(1,860)	(2,045)	(2,522)	(7,765)
Adjusted net interest income (tax equivalent)	$51,848	$50,677	$43,893	$42,763	$42,879	$146,417	$127,648

Average earning assets	$5,281,517	$5,037,414	$4,372,723	$4,308,028	$4,284,667	$4,898,621	$4,244,210

Net interest margin (tax equivalent)	3.95%	4.10%	4.15%	4.11%	4.16%	4.06%	4.27%
Adjusted net interest margin (tax equivalent)	3.91%	4.05%	4.04%	3.94%	3.97%	3.99%	4.02%